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                                                                    Exhibit 12.1

                            HEAFNER TIRE GROUP, INC.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                          and Preferred Stock Dividends
                  (Amounts in thousands, except ratio amounts)


                                                Three months    Three months    Nine Months       Nine Months
                                                   Ended           Ended           Ended             Ended
                                                September 30,   September 30,   September 30,     September 30,
                                                    1999            1998            1999             1998
                                                (unaudited)     (unaudited)     (unaudited)       (unaudited)
                                                -------------   -------------   -------------     -------------

Consolidated pretax income (loss) from
    continuing operations                         (2,844)            478           (2,846)           (1,797)
Interest                                           5,622           4,248           16,310             8,745
Interest portion of rent expense                   2,267           2,151            6,770             4,461
Preferred stock dividend requirements of
    majority-owned subsidiaries                     --              --               --                --
                                                  ------           -----          -------           -------

EARNINGS                                           5,045           6,877           20,234            11,409
                                                  ======           =====          =======           =======



Interest                                           5,622           4,248           16,310             8,745
Interest portion of rent expense                   2,267           2,151            6,770             4,461
Preferred stock dividend requirements of
    majority-owned subsidiaries                     --              --               --                --
                                                  ------           -----          -------           -------

FIXED CHARGES                                      7,889           6,399           23,080            13,206
                                                  ======           =====          =======           =======


RATIO OF EARNINGS TO FIXED CHARGES                  --              1.07             --                --
                                                  ======           =====          =======           =======